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                                                                 EXHIBIT 99.1


                             [GBC NEWS LETTERHEAD]

                                                   Contact : Paul J. Bors
                                                             Corporate Treasurer
                                                             (847) 291-6187


                    GBC REPORTS 1998 SECOND QUARTER RESULTS

     Northbrook, IL, July 31, 1998 -- General Binding Corporation (Nasdaq: GBND) today reported sales for the second quarter of 1998 of $230.7 million, a 23% increase over the $187.4 million posted in 1997. Excluding the one-time, after-tax charge of $2.06 million, or $0.13 per diluted share, from the previously-announced sale of its non-strategic U.S. RingBinder business, net income for the quarter was $5.78 million, or $0.36 per diluted share, a decrease from the $7.21 million, or $0.45 per diluted share, posted in 1997. Results for the quarter include Ibico's operations, acquired on February 27, 1998, which are being integrated into the Company's Office Product Group. Ibico contributed sales of $30.0 million for the quarter.

     As previously announced, operational results for the quarter were adversely impacted by several temporary factors: weaker-than-expected sales and gross profit in the Document Finishing Group resulting from a reorganization of the sales force at the beginning of the year; expenditures made in advance of expected revenues by the Company's European Office Products Group to secure expanded business with major retailers; higher expenditures related to management information systems and Y2K upgrades; and three new manufacturing facilities not yet operating at expected efficiency levels. Higher levels of goodwill amortization and interest expense, primarily related to the Ibico acquisition, also contributed to the lower earnings.

     For the first half of 1998, sales were $444.7 million, a 21% increase over the $367.9 million in sales for last years's period. Excluding the U.S. RingBinder charge, net income was $12.87 million, or $0.81 per diluted share, for the first half of 1998, an 8% decrease from the $13.98 million, or $0.88 per diluted share, for the same period last year. Ibico's sales from the date of its acquisition through the end of the first half were $41.3 million.

STRONGER PERFORMANCE EXPECTED IN SECOND HALF

     "We continue to see evidence that the operational issues are of a short-term nature, and we expect stronger performance for GBC in the second half of the year," said President and Chief Executive Officer Govi Reddy. "In our Document Finishing Group, sales continued to
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ramp up in June, and the sales mix appears to be back on track.  Second half sales for the Group should also materially benefit from two new machine product introductions. Higher sales in this Group, and the integration of Ibico, which is continuing smoothly, should also help our new manufacturing facilities reach their targeted utilization levels since these facilities support both the Document Finishing Group and the Office Products Group."

     In addition, Reddy said, "We are still confident that our earnings for the year are on target to be at or sightly above last year's, despite the short-term dilutive effects from the Ibico acquisition. We expect to carry strong momentum into next year's results, which should materially benefit from the many important investments we have made over the past year and a half."

     GBC is an innovative global technology leader in document finishing, film lamination, visual communications and paper shredder products. GBC's products are marketed in over 115 countries under the GBC, Quartet, Ibico, VeloBind, Shredmaster, Bates, Sickinger, Pro-Tech, and Fordigraph names and are used in the commercial, business, education, home office and government markets.

     This press release includes forward-looking statements involving uncertainties and risks, and there can be no assurance that actual results will not differ from the Company's expectations. The words "should," "believe," "anticipates," "plans," "may," "expects" and other expressions that indicate future events and trends identify forward-looking statements. Factors that could cause materially different results include, among other thins, competition within the office products and lamination film products markets, effects of general economic conditions, issues associated with the integration of recently-acquired operations, the ability of the Company's distributors to successfully market the Company's products and other risks described in the Company's filings with the S.E.C. The Company assumes no obligation to update its forward-looking statements.

     For additional information on GBC's second quarter results, please request a copy of the Company's Form 10-Q, available on August 15, by faxing your request to GBC Investor Relations at fax (847) 291-6438.
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                                               Exhibit to
                                          1998 Q2 Earnings Release

                          GENERAL BINDING CORPORATION
                    THREE AND SIX MONTHS ENDED JUNE 30, 1998
                (Amounts in Thousands except Per Share Amounts)

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                                                                 Second Quarter Ended               Six Months Ended
                                                                       June 30                           June 30
                                                                 --------------------               -----------------
CONSOLIDATED SUMMARY OF INCOME                                   1998            1997               1998         1997
------------------------------                                  ------          ------             ------       ------
                                                              (Unaudited)     (Unaudited)       (Unaudited)   (Unaudited)
Sales                                                         $230,708         $187,436          $444,652      $367,941

Cost of Sales, incl. development and engineering               131,183          106,289           253,187       210,858
Selling, Service and Administrative                             76,919           60,652           146,585       117,985
Amortization of goodwill and related intangibles                 2,822            1,904             5,292         3,533
                                                             ----------       ----------        ----------    ----------
          Operating Income                                      19,784           18,591            39,588        35,565


Interest Expense                                                 9,934            6,193            17,428        11,421
Loss on sale of U.S. RingBinder                                  3,500                -             3,500             -
Other (income) expense, net                                       (239)             380               245           840
                                                             ----------       ----------        ----------    ----------
          Income before Taxes                                    6,589           12,018            18,415        23,304

Income Taxes                                                     2,872            4,807             7,602         9,321
                                                             ----------       ----------        ----------    ----------
Net Income                                                    $  3,717         $  7,211          $ 10,813      $ 13,983
                                                             ==========       ==========        ==========    ==========

Net Income per Share (Basic)                                     $0.24            $0.46             $0.69         $0.89
Net Income per Share (Diluted)                                   $0.23            $0.45             $0.68         $0.88

Avg. Common Shares Outs. (Basic)                                15,711           15,764            15,736        15,763
Avg. Common Shares Outs. (Diluted)                              15,874           15,881            15,876        15,904



                                                                                                  June 30,     December 31,
BALANCE SHEET SUMMARY                                                                               1998           1997
---------------------                                                                            ----------   --------------
                                                                                                 (Unaudited)
Assets
------
Current Assets:
  Cash and Equivalents                                                                           $    2,570     $     3,753
  Receivables, net                                                                                  173,264         160,787
  Inventories                                                                                       170,970         143,569
  Other                                                                                              43,347          19,636
                                                                                                ------------    ------------
     Total Current Assets                                                                           390,151         327,745
Plant and Equipment, net                                                                            124,210         113,421
Other Assets                                                                                        357,739         251,748
                                                                                                ------------    ------------
TOTAL ASSETS                                                                                     $  872,100      $  692,914
                                                                                                ============    ============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities:
  Notes Payable and Current Maturities                                                           $   38,769      $   40,969
  Accounts Payable                                                                                   39,278          42,979
  Accrued Liabilities                                                                                73,866          68,154
                                                                                                ------------    ------------
     Total Current Liabilities                                                                      151,913         152,102
Long-Term Debt less Current Maturities                                                              498,245         324,070
Other Long-term Liabilities                                                                          13,267          11,368
Deferred Taxes                                                                                       13,856          14,331
Total Stockholders' Equity                                                                          194,819         191,043
                                                                                                ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                       $  872,100      $  692,914
                                                                                                ============    ============
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